UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2017

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(d)    Director Election. On June 13, 2017, the Board of Directors (the “Board”) of American Tower Corporation (the “Company”) elected Grace D. Lieblein as a director and member of its Audit Committee, effective immediately. In accordance with the Company’s Amended and Restated By-Laws, Ms. Lieblein will serve as a director until the next Annual Meeting of Stockholders or until her successor is duly elected and qualified.
Ms. Lieblein most recently served as Vice President, Global Quality of General Motors Company (“GM”), a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and has held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008. Ms. Lieblein is also a director of Southwest Airlines Co. and Honeywell International Inc.
For her service on the Board, Ms. Lieblein will receive the Company’s standard compensation for non-employee directors.
On June 14, 2017, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Lieblein to the Board, a copy of which is filed herewith as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	June 14, 2017	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 14, 2017.